EXHIBIT 23.1

BECKSTEAD & COMPANY, CPAs

(a PCAOB-registered audit firm)

Board of Directors as Audit Committee

NightFood Holdings, Inc.

85 Parkview Road

Elmsford, NY 10523

We hereby consent to the inclusion of our audit report dated October 10, 2013, except for Note 1, as to which the date is February 15, 2014, on the financial statements of NightFood Holdings, Inc. for the years ended June 30, 2013 and 2012, in the Form S-1/A-2 Registration Statement dated March 4, 2014 to be filed with the US Securities and Exchange Commission.

/s/ Beckstead & Company

Beckstead & Company

March 4, 2014

321 Greenleaf Glen Street, Henderson, NV 89014

702-528-1984(office) 855-301-9788(efax)